Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-8 of our report dated May 26, 1999, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended April 2, 1999.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 6, 1999



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